SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)     August 17, 2001
                                                -----------------------

                              VITECH AMERICA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Florida                            0-21369                  65 041 9086
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File         (IRS Employer
or incorporation)                       Number)             Identification No.)



                   2190 N.W. 89th Place, Miami, Florida 33172
             -----------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code         (305) 477-1161
                                                   -----------------------------


                                       N/A
          (Former name or former address, if changed since last report)





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ITEM 3.  Bankruptcy.
         -----------

On August 17, 2001, we issued a press release announcing that we have filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (Case. No. 0118857), as more fully described in the press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K.


ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

We intend to request that the staff of the Securities and Exchange Commission not recommend an enforcement action against us if we follow certain modified reporting procedures in lieu of filing the regular periodic reports specified under Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

If the Securities and Exchange Commission grants us our no action request, then we will not file our Form 10-Q for the fiscal quarter ended June 30, 2001. If the Securities and Exchange Commission does not grant us our request, then we will endeavor to file our Form 10-Q for the fiscal quarter ended June 30, 2001 within a reasonable period of time, taking into account the limited human and financial resources available to us. However, to date we have not completed the closing of our books for the fiscal quarter ended June 30, 2001 and have been dedicating our management time to the reorganization of our business. We expect that completing an independent audit review of our financial statements at this time will be time-consuming, due to, among other things, our limited financial and human resources.


(c)      Exhibits:

                  99.1     Press release dated August 17, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VITECH AMERICA, INC.


                                               By: /s/ Edward Kelly
                                                  ------------------------------
                                                    Edward Kelly
                                                    Chief Financial Officer

DATED: August 17, 2001